Exhibit 21

Subsidiaries of the Company

Name	Doing Business As	% of Ownership	Place of Incorporation
Administradora Soal S.A. de C.V.		100%	Mexico
Askona Block LLC		100%	Russia
Block Russian Holdings, Inc.		100%	Delaware
Buffalo Batt & Felt, LLC		100%	Delaware
Changsha Pangeo Cable Industries, Ltd.[1]		60%	China
Chieng Yeng Ent. Co., Ltd.		80%	B.V.I.
China Display Fixture (Kunshan) Co. Ltd.		100%	China
Church Corporate Park Owner’s Association, LLC		62%	Delaware
Collier-Keyworth, LLC		100%	North Carolina
Contour Adjustables, LLC		100%	Missouri
Crest-Foam Corp.	Edison Foam Processing Corp.	100%	New Jersey
	Healthy Sleeper
	S.C.S.
	Sleep Comfort Systems by Leggett & Platt
D.T.A. Comercializaciones, S.A. de C.V.		100%	Mexico
De Todo en Alambre de Aguascalientes, S.A. de C.V.		100%	Mexico
DisplayPlan Limited		100%	United Kingdom
Dresher, Inc.	Harris-Hub Company, Inc.	100%	Delaware
Duro Metal Manufacturing, Inc.		100%	Texas
Fides s.r.l.		100%	Italy
Flex-O-Lators, Incorporated		100%	Missouri
Fo Shan City Nan Hai Chieng Yeng Plastic & Hardware Product Co., Ltd.[2]		80%	China
Fo Shan City Nan Hai Wei Quan Metal Founded Co., Ltd.[2]		80%	China
Foothills Manufacturing Company		100%	North Carolina
Fremont Wire Company		100%	Indiana
Gamber-Johnson, LLC		100%	Wisconsin
Gateway (Textiles) Limited		100%	United Kingdom
Gateway Holdings Limited		100%	United Kingdom
Gateway Iberica S.r.l.		100%	Spain
Guangdong Zhaoqing L&V Co. Ltd. [3]		60%	China
Hanes CNC Services Co.		100%	North Carolina
Hanes Companies - New Jersey, LLC	Hanes	100%	Delaware
	Hanes Companies
	Hanes Converting Company
	Hanes Fabrics Company
	Hanes Trading Company
Hanes Companies Foundation		100%	North Carolina
Hanes Companies, Inc.	Attila Environmental Products	100%	North Carolina
	Geo-Civic Products

Name	Doing Business As	% of Ownership	Place of Incorporation
	Hanes
	Hanes Companies
	Hanes Companies - New Jersey
	Hanes Companies, Inc. of North Carolina
	Hanes Converting Company
	Hanes Dye & Finishing Division
	Hanes Dye & Finishing Division, Inc.
	Hanes Fabrics Company
	Hanes Geo Components
	Hanes Industries Division
	Hanes Industries Division, Inc.
	Hanes Industries Engineered Materials
	Hanes Trading Company
	Ikex
	Jarex
	VWR Textiles & Supplies Inc.
	Webtec
	West End Textiles Company
Hong Kong Veilon Limited		60%	Hong Kong
Innovatech International S.A.		100%	Greece
Inter-Spring Limited		100%	United Kingdom
Japenamelac Corp.		100%	Massachusetts
Jiangyan Intes Special Textile Co. Ltd.		50%	China
JP&S Limited		100%	United Kingdom
Kelmax Lopez Manufacturing, S.A. de C.V.		100%	Mexico
Knitmasters, LLC		50%	Delaware
Kovrov Russian Holdings, Inc.		100%	Delaware
L and G Acquisition Company, LLC		100%	Delaware
L and P Mexico, S.A. de C.V.	L and P Mexico, Incorporated	100%	Mexico
L and P Springs South Africa (Pty) Ltd.		100%	S. Africa
L&P (Australia) Acquisition Co. No. 1 Pty Ltd		100%	Australia
L&P (Germany) Property Management GmbH & Co. KG		100%	Germany
L&P Acquisition Company - 38		100%	Illinois
L&P Acquisition Company - 44		100%	Delaware
L&P Acquisition Company - 58		100%	Delaware
L&P Acquisition Company - 59		100%	Delaware
L&P Acquisition Company - 61		100%	Delaware
L&P Acquisition Company - 62		100%	Delaware
L&P Acquisition Company - 63		100%	Delaware
L&P Acquisition Company - 64		100%	Delaware
L&P Acquisition Company - 65		100%	Delaware
L&P Acquisition Company - 66		100%	Missouri

Name	Doing Business As	% of Ownership	Place of Incorporation
L&P Acquisition Company - 67		100%	Delaware
L&P Acquisition Company - 68		100%	Delaware
L&P Acquisition LLC - 5	Leggett & Platt Cape Girardeau	100%	Delaware
L&P Acquisition LLC - 10		100%	Delaware
L&P Acquisition LLC - 14		100%	Delaware
L&P Acquisition LLC - 16		100%	Delaware
L&P Acquisition LLC - 17		100%	Delaware
L&P Acquisition LLC - 18		100%	Delaware
L&P Acquisition LLC - 19		100%	Delaware
L&P Acquisition LLC - 20		100%	Delaware
L&P Acquisition LLC - 21		100%	Delaware
L&P Acquisition LLC - 56	Orthomatic	100%	Delaware
L&P Automotive (Korea) Co., Ltd.		100%	South Korea
L&P Automotive Europe GmbH		100%	Germany
L&P Automotive Europe Headquarters GmbH		100%	Germany
L&P Automotive Japan Ltd.		100%	Japan
L&P Denmark ApS		100%	Denmark
L&P Electric, Inc.	Leggett & Platt Electric, Inc.	100%	Delaware
L&P Europe SCS		100%	Luxembourg
L&P Fahrzeug - Und Matratzenkomponenten Geschaftsfuhrung GmbH		100%	Germany
L&P Fahrzeug - Und Matratzenkomponenten GmbH & Co. KG		100%	Germany
L&P Financial Services Co.	Unique Foam	100%	Delaware
L&P Holdings LLC		100%	Delaware
L&P Hungary Ltd.		100%	Hungary
L&P International Holdings Company		100%	Delaware
L&P Manufacturing, Inc.	Steadley Company	100%	Delaware
L&P Materials Manufacturing, Inc.	Adcom Wire Company	100%	Delaware
	American NonSlip Products
	Consumer Products Group
	Leggett & Platt Coated Fabrics Division
	Mary Ann Industries
	Rug Hold
	Vantage Industries
L&P Netherlands Holdings B.V.		100%	Netherlands
L&P Property Foremost Industrial Park LLC		100%	Michigan
L&P Property Management Company	Consumer Products Group	100%	Delaware
	IDEA Center
	L&P PMC, Inc.
	Leggett & Platt Carpet Cushion
	Leggett & Platt, West Coast Furniture Division
L&P Somappa Comfort Systems (India) Private Limited		80%	India
L&P Springs (Kovrov) LLC		100%	Russia

Name	Doing Business As	% of Ownership	Place of Incorporation
L&P Springs Denmark A/S		100%	Denmark
L&P Springs Deutschland GmbH		100%	Germany
L&P Supply Chain Management, LLC		100%	Delaware
L&P Swiss Holding AG		100%	Switzerland
L&P tehnologije d.o.o.		100%	Croatia
L&P Transportation LLC	Consumer Products Group	100%	Delaware
L&P/Chieng Yeng Management Co. Limited		100%	Hong Kong
Leaving Taos, Inc.	Leggett Southwest Carpet Cushion	100%	Delaware
Leggett & Platt (Australia) Pty Ltd		100%	Australia
Leggett & Platt (Barbados) Ltd.		100%	Barbados
Leggett & Platt (Guangzhou) Co. Ltd.		100%	China
Leggett & Platt (Jiaxing) Co. Ltd.		100%	China
Leggett & Platt (Ningbo) Mattress Machinery Co., Ltd.		100%	China
Leggett & Platt (Shanghai) Bedding Machinery Co. Ltd.		100%	China
Leggett & Platt (Shanghai) Co. Ltd.		100%	China
Leggett & Platt (Shanghai) Consulting Co. Ltd		100%	China
Leggett & Platt (Shanghai) International Fiber Packaging Co., Ltd.		100%	China
Leggett & Platt (Shanghai) Machinery Technology Co. Ltd		100%	China
Leggett & Platt (Southeast Asia) Pte Ltd.		100%	Singapore
Leggett & Platt (Taizhou) Co. Ltd.		100%	China
Leggett & Platt Administradora, S.A. de C.V.		100%	Mexico
Leggett & Platt Asia (HT) Limited		100%	Hong Kong
Leggett & Platt Asia Fixtures Limited		100%	Mauritius
Leggett & Platt Asia Holdings (Switzerland) GmbH		100%	Switzerland
Leggett & Platt Asia Limited		100%	Hong Kong
Leggett & Platt Automotive Group - New Jersey, LLC		100%	Delaware
Leggett & Platt Automotive Group de Mexico, S.A. de C.V.		100%	Mexico
Leggett & Platt Canada Co.	Canadian Furniture	100%	Canada
	Conestogo Plastics
	Crown North America
	Crown-VMS
	Design Fabricators
	Design Fabricators/Fabricants de Design
	Excell Store Fixtures
	FBG Canada
	Globe Spring
	Globe Spring & Cushion Company
	Gor-don Metal Products

Name	Doing Business As	% of Ownership	Place of Incorporation
	H. Adler Textiles
	Hanes Geo Components
	Hanes Geo Components/Geocomposites Hanes
	L&P Plastics
	Leggettwood
	Leggettwood, Roberval
	Leggettwood, St-Germain
	Leggettwood, St-Nicholas
	Lenrod Industries
	Lenrod Industries, a Division of Leggett & Platt Canada Co.
	Les Industries Lenrod
	Les Industries Lenrod, une Division de Societe L&P Canada
	Les Textiles H. Adler
	Masterack/Crown
	No-Sag Spring Company
	Northfield Metal Products
	Paris Spring
	Plastiques L et P
	Rothtex
	Slot All
	Slotex
	Spruceland Forest Products
	Vehicle Management Systems
	VMS
	Weber Plastics Co.
	Westex
	Westex International
	Wiz Wire and Spring
Leggett & Platt Changsha Conduit Industries Ltd.[4]		60%	China
Leggett & Platt Commercial Vehicle Products Holdings, Inc.		100%	Ohio
Leggett & Platt Commercial Vehicle Products, Inc.		100%	Delaware
Leggett & Platt Components (Australia) Pty Ltd		100%	Australia
Leggett & Platt Components Company, Inc.	Cameo Fibers	100%	Delaware
	Cumulus Fibres
	Everwood Products
	L&P Carpet Cushion Division
	Matrex Furniture Components, Inc.
	SEMCO
	SEMCO, a Leggett & Platt Company
	Sterling & Adams Bentwood

Name	Doing Business As	% of Ownership	Place of Incorporation
Leggett & Platt Components Europe Limited	Wellhouse	100%	United Kingdom
	Wellhouse Wire Products
Leggett & Platt de Chihuahua, S.A. de C.V.		99.998%	Mexico
Leggett & Platt de Mexico, S.A. de C.V.	Leggett & Platt de Mexico, Incorporated	100%	Mexico
Leggett & Platt del Uruguay S.A.		100%	Uruguay
Leggett & Platt do Brasil Ltda.		100%	Brazil
Leggett & Platt Eastern Europe LLC		100%	Russia
Leggett & Platt Europe Finance SCS		100%	Luxembourg
Leggett & Platt France		100%	France
Leggett & Platt Industry (Huizhou) Co Ltd		100%	China
Leggett & Platt International Service Corporation		100%	Delaware
Leggett & Platt International Trade (Shanghai) Co., Ltd.		100%	China
Leggett & Platt Luxembourg Finance Company Sarl		100%	Luxembourg
Leggett & Platt Luxembourg Holdings S.a.r.l.		100%	Luxembourg
Leggett & Platt Luxembourg Sarl		100%	Luxembourg
Leggett & Platt Middle East, Incorporated		100%	Delaware
Leggett & Platt Office Components, LLC		100%	Delaware
Leggett & Platt Office Components International S.r.l.		100%	Italy
Leggett & Platt Residencial, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Comerciales, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios de Manufactura, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Ejecutivos, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Productivos, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios, S.A. de C.V.		100%	Mexico
Leggett & Platt Tax Partnership		100%	Missouri
Leggett & Platt Turkey, Inc.		100%	Delaware
Leggett & Platt UK Limited		100%	United Kingdom
Malvern Property Holdings, LLC		100%	Delaware
Masterack International Limited		100%	United Kingdom
Masterack Latinoamerica, S.A. de C.V.		100%	Mexico
Metal Bed Rail Company, Inc.		100%	North Carolina
Metrock Steel & Wire Company, Inc.		100%	Alabama
Middletown Manufacturing Company		100%	Kentucky
MPI (A Leggett & Platt Company), Inc.		100%	Texas
MPI, Inc.		100%	Mississippi
MZM Wire S.A. de C.V.		100%	Mexico
MZM, S.A. de C.V.		100%	Mexico

Name	Doing Business As	% of Ownership	Place of Incorporation
Nagle Industries, Inc.		100%	Michigan
Nahtec L&P GmbH		100%	Germany
National Fibers Company		100%	Tennessee
Nestaway, LLC		100%	Delaware
Pangeo Cable Industries, Ltd.[1]		60%	Canada
Parthenon Metal Works, Inc.		100%	Tennessee
Pullmaflex Benelux N.V.		100%	Belgium
Pullmaflex International B.V.		100%	Netherlands
Pullmaflex International Limited		100%	United Kingdom
Pullmaflex Southern Africa (Proprietary) Limited		49%	South Africa
Pullmaflex Technical Services Limited		100%	United Kingdom
Pullmaflex UK Limited		100%	United Kingdom
Schukra Berndorf Ges.m.b.H.		100%	Austria
SCHUKRA Holdings GmbH		100%	Austria
Schukra of North America Ltd.	Schukra Manufacturing	100%	Canada
SCHUKRA-Geratebau AG		100%	Austria
SCI Parent, Inc.		100%	Delaware
Solon Specialty Wire Co.		100%	Delaware
Southwest Carpet Pad, Inc.		100%	California
Sponge-Cushion, Inc.		100%	Illinois
Spuhl AG		100%	Switzerland
Sterling Steel Company, LLC		100%	Delaware
Storage Products Group, LLC	ARC Specialties	100%	Delaware
	Gillis Associated Industries
	International Storage Systems
	Kelmax Equipment
	Kelmax Equipment Southwest
	Universal Stainless
Suncoast Lots 579, LLC		100%	Florida
Vantage Industries, Inc.		100%	Georgia
Wuxi Leggett & Platt-Huaguang Automobile Parts Co. Ltd.		80%	China
Wyn Products Pty Ltd		100%	Australia

[1]

Changsha Pangeo Cable Industries Ltd. is a wholly-owned subsidiary of Pangeo Cable Industries Ltd., in which Leggett’s indirectly wholly-owned subsidiary, Leggett & Platt Canada Co., holds a 60% interest.

[2]

Fo Shan City Nan Hai Chieng Yeng Plastic & Hardward Product Co., Ltd. and Fo Shan City Nan Hai Wei Quan Metal Founded Co., Ltd. are wholly-owned subsidiaries of Chieng Yeng Ent. Co., Ltd., in which Leggett’s indirectly wholly-owned subsidiary, L&P/Chieng Yeng Management Co. Limited, holds an 80% interest.

[3]	Guangdong Zhaoqing L&V Co. Ltd. is a wholly-owned subsidiary of Hong Kong Veilon Limited, in which Leggett’s indirectly wholly-owned subsidiary, Leggett & Platt Asia Limited, holds 60% interest.
[4]

Leggett & Platt Changsha Conduit Industries Ltd. is a wholly-owned subsidiary of Pangeo Cable Industries Ltd, in which Leggett’s indirectly wholly-owned subsidiary, Leggett & Platt Canada Co. holds a 60% interest.